SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM T-1

                       STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939
             OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

           CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
              OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                         -----

                    -----------------------------

                  THE FIRST NATIONAL BANK OF CHICAGO
          (Exact name of trustee as specified in its charter)

    A National Banking Association                         36-0899825
                                                         (I.R.S. employer
                                                      identification number)

One First National Plaza, Chicago, Illinois                 60670-0126
      (Address of principal executive offices)              (Zip Code)

                  The First National Bank of Chicago
                 One First National Plaza, Suite 0286
                     Chicago, Illinois 60670-0286
        Attn: Lynn A. Goldstein, Law Department (312) 732-6919
       (Name, address and telephone number of agent for service)


                    -----------------------------

                            ITT CORPORATION
          (Exact name of obligor as specified in its charter)



        Nevada                                              36-0899825
   (State or other jurisdiction of                          (I.R.S. employer
   incorporation or organization)                     identification number)


      1330 Avenue of the Americas
      New York, New York                                    10019-5490
(Address of principal executive offices)                    (Zip Code)


                        Senior Debt Securities
                    (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

            (a)   Name and address of each examining or
            supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C.,
            Federal Deposit Insurance Corporation,
            Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (b)   Whether it is authorized to exercise
            corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.


Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.


Item 16.    List of exhibits.   List below all exhibits filed as a
            part of this Statement of Eligibility.

            1. A copy of the articles of association of the
               trustee now in effect.*

            2. A copy of the certificates of authority of the
               trustee to commence business.*

            3. A copy of the authorization of the trustee to
               exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by
               Section 321(b) of the Act.

            7. A copy of the latest report of condition of the
               trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 7th day of November, 1996.


               The First National Bank of Chicago,
               Trustee

               By  /s/ Richard D. Manella

                  Richard D. Manella
                  Vice President




* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                               EXHIBIT 6



                  THE CONSENT OF THE TRUSTEE REQUIRED
                     BY SECTION 321(b) OF THE ACT



                                          November 7, 1996


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between ITT Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                           Very truly yours,

                           The First National Bank of Chicago


                        By:   /s/ Richard D. Manella

                              Richard D. Manella
                              Vice President

                              EXHIBIT 7

Legal Title of Bank:     The First National          Call Date: 06/30/96
                         Bank of Chicago             ST-BK: 17-1630 FFIEC 031
Address:                 One First National Plaza,                  Page RC-1
                         Ste 0460
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                  Dollar Amounts in                 C400             -
                                                      Thousands            RCFD     BIL MIL THOU    ---------
                                                  ------------------       ----     ------------
ASSETS
1.  Cash and balances due from
    depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing balances
        and currency and coin(1)...............                            0081       3,572,641      1.a.
    b. Interest-bearing balances(2)............                            0071       6,958,367      1.b.
2.  Securities
    a. Held-to-maturity securities
       (from Schedule RC-B, column A)..........                            1754               0      2.a.
    b. Available-for-sale securities
       (from Schedule RC-B, column D)..........                            1773       1,448,974      2.b.
3.  Federal funds sold and securities
    purchased under agreements to
    resell in domestic offices of
    the bank and its Edge and Agreement
    subsidiaries, and in IBFs:
    a. Federal Funds sold......................                            0276       5,020,878      3.a.
    b. Securities purchased under
       agreements to resell....................                            0277         918,688      3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned
       income (from Schedule RC-C).............    RCFD 2122 19,125,160                              4.a.
    b. LESS: Allowance for loan
       and lease losses........................    RCFD 3123    379,232                              4.b.
    c. LESS: Allocated transfer
       risk reserve............................    RCFD 3128          0                              4.c.
    d. Loans and leases, net of unearned
       income, allowance, and reserve
       (item 4.a minus 4.b and 4.c)............                            2125      18,745,928      4.d.
5.  Assets held in trading accounts............                            3545       9,599,172      5.
6.  Premises and fixed assets
    (including capitalized leases).............                            2145         623,289      6.
7.  Other real estate owned
    (from Schedule RC-M).......................                            2150           8,927      7.
8.  Investments in unconsolidated
    subsidiaries and associated
    companies (from Schedule RC-M).............                            2130          57,280      8.
9.  Customers' liability to this
    bank on acceptances outstanding............                            2155         632,259      9.
10. Intangible assets (from Schedule RC-M).....                            2143         156,715     10.
11. Other assets (from Schedule RC-F)..........                            2160       1,592,088     11.
12. Total assets (sum of items 1 through 11)...                            2170      49,335,206     12.



--------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:    The First National            Call Date:  06/30/96
                        Bank of Chicago               ST-BK: 17-1630 FFIEC 031
Address:                One First National Plaza,
                        Ste 0460                                     Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ----------
Schedule RC-Continued

                                                  Dollar Amounts in
                                                      Thousands                           Bil Mil Thou
                                                  ------------------                      ------------

LIABILITIES
13.  Deposits:
     a. In domestic offices
        (sum of totals of columns A and C
        from Schedule RC-E, part 1)...........                             RCON 2200      16,878,870          13.a.
        (1) Noninterest-bearing(1)............    RCON 6631  7,855,880                                        13.a.(1)
        (2) Interest-bearing..................    RCON 6636  9,022,990                                        13.a.(2)
     b. In foreign offices, Edge and
        Agreement subsidiaries, and IBFs
        (from Schedule RC-E, part II).........                             RCFN 2200      12,677,057          13.b.
        (1) Noninterest bearing...............    RCFN 6631    766,936                                        13.b.(1)
        (2) Interest-bearing..................    RCFN 6636 11,910,121                                        13.b.(2)
14.  Federal funds purchased and
     securities sold under agreements
     to repurchase in domestic
     offices of the bank and of its
     Edge and Agreement subsidiaries,
     and in IBFs:
     a. Federal funds purchased...............                             RCFD 0278       1,318,968          14.a.
     b. Securities sold under
        agreements to repurchase..............                             RCFD 0279       1,197,589          14.b.
15.  a. Demand notes issued to
        the U.S. Treasury.....................                             RCON 2840         104,546          15.a.
     b. Trading Liabilities...................                             RCFD 3548       6,431,784          15.b.
16.  Other borrowed money:
     a. With original maturity of
        one year or less......................                             RCFD 2332       4,437,636          16.a.
     b. With original  maturity of
        more than one year....................                             RCFD 2333          75,308          16.b.
17.  Mortgage indebtedness and
     obligations under capitalized
     leases...................................                             RCFD 2910         283,041          17.
18.  Bank's liability on acceptance
     executed and outstanding.................                             RCFD 2920         632,259          18.
19.  Subordinated notes and debentures........                             RCFD 3200       1,275,000          19.
20.  Other liabilities (from
     Schedule RC-G)...........................                             RCFD 2930         892,947          20.
21.  Total liabilities (sum of
     items 13 through 20).....................                             RCFD 2948      46,205,005          21.
22.  Limited-Life preferred stock
     and related surplus......................                             RCFD 3282               0          22.
EQUITY CAPITAL
23.  Perpetual preferred stock
     and related surplus......................                             RCFD 3838               0          23.
24.  Common stock.............................                             RCFD 3230         200,858          24.
25.  Surplus (exclude all surplus
     related to preferred stock)..............                             RCFD 3839       2,349,164          25.
26.  a. Undivided profits and
        capital reserves......................                             RCFD 3632         584,878          26.a.
     b. Net unrealized holding
        gains (losses) on available-
        for-sale securities...................                             RCFD 8434          (3,951)         26.b.
27.  Cumulative foreign currency
     translation adjustments..................                             RCFD 3284            (748)         27.
28.  Total equity capital (sum of
     items 23 through 27).....................                             RCFD 3210       3,130,201          28.
29.  Total liabilities, limited-
     life preferred stock, and equity
     capital (sum of items 21, 22, and 28)....                             RCFD 3300      49,335,206          29.

Memorandum To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
     auditing work performed for the bank by independent external               Number

     auditors as of any date during 1995 . . . . . . . . . . . . ....RCFD 6724 .  N/A                         M.1.


1 = Independent audit of the bank      4 =  Directors' examination of the bank
    conducted in accordance                 performed by other external
    with generally accepted auditing        auditors (may be required by
    standards by a certified                state chartering authority)
    public accounting firm which       5 =  Review of the bank's financial
    submits a report on the bank            statements by external auditors
2 = Independent audit of the bank's    6 =  Compilation of the bank's
    parent holding company                  financial statements by external
    conducted in accordance with            auditors
    generally accepted auditing        7 =  Other audit procedures (excluding
    standards by a certified public         tax preparation work)
    accounting firm which submits a    8 =  No external audit work
    report on the consolidated
    holding company (but not on the
    bank separately)
3 = Directors' examination of the
    bank conducted in accordance with
    generally accepted auditing
    standards by a certified public
    accounting firm (may be required
    by state chartering authority)



--------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.